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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-49812) and Form S-8 (No. 333-69350) of Tarantella, Inc. (formerly The Santa Cruz Operation, Inc.) and its subsidiaries of our report dated November 1, 2001 appearing in this Annual Report on Form 10-K of Tarantella, Inc. for the year ended September 30, 2001.


/S/ DELOITTE & TOUCHE LLP

San Jose, California
December 20, 2001